AMENDED UNDERWRITING AGREEMENT

         THIS AMENDED UNDERWRITING AGREEMENT, dated this 15th day of September, 2006, by and between Pioneer Series Trust V (the "Trust"), a Delaware statutory trust, on behalf of its series, Pioneer Global Select Equity Fund, Pioneer High Income Municipal Fund, Pioneer Oak Ridge All Cap Growth Fund, Pioneer Select Research Growth Fund and Pioneer Select Research Value Fund, (each, a "Portfolio" and collectively, the "Portfolios"), and Pioneer Funds Distributor, Inc., a Massachusetts corporation (the "Underwriter").

                                   WITNESSETH

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has filed a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") for the purpose of registering shares of beneficial interest for public offering under the Securities Act of 1933, as amended;

         WHEREAS, the Underwriter engages in the purchase and sale of securities both as a broker and a dealer and is registered as a broker-dealer with the Commission and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD");

         WHEREAS, the parties hereto deem it mutually advantageous that the Underwriter should act as Principal Underwriter, as defined in the 1940 Act, for the sale to the public of the shares of beneficial interest of the securities of each Portfolio of the Trust and any future series or portfolios which the Trustees may establish from time to time; and

         NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Trust and the Underwriter do hereby agree as follows:

         1. The Trust hereby grants to the Underwriter the right and option to purchase shares of beneficial interest of each class of each Portfolio of the Trust (the "Shares") for sale to investors either directly or indirectly through other broker-dealers. The Underwriter is not required to purchase any specified number of Shares, but will purchase from the Trust only a sufficient number of Shares as may be necessary to fill unconditional orders received from time to time by the Underwriter from investors and dealers.

         2. The Underwriter shall offer Shares to the public at an offering price based upon the net asset value of the Shares, to be calculated for each class of Shares as described in the Registration Statement, including the Prospectus(es), filed with the Commission and in effect at the time of the offering, plus sales charges as approved by the Underwriter and the Trustees of the Trust and as further outlined in the Trust's Prospectus(es). The offering price shall be subject to any provisions set forth in the Prospectus(es) from time to time with respect thereto, including, without limitation, rights of accumulation, letters of intention, exchangeability of Shares, reinstatement privileges, net asset value purchases by certain persons and reinvestments of dividends and capital gain distributions.

         3. In the case of all Shares sold to investors through other broker-dealers, a portion of applicable sales charges will be reallowed to such broker-dealers who are members of the NASD or, in the case of certain sales by banks or certain sales to foreign nationals, to brokers or dealers exempt from registration with the Commission. The concession reallowed to broker-dealers shall be set forth in a written sales agreement and shall be generally the same for broker-dealers providing comparable levels of sales and service.

         4. This Agreement shall terminate on any anniversary hereof if its terms and renewal have not been approved by a majority vote of the Trustees of the Trust voting in person, including a majority of its Trustees who are not "interested persons" of the Trust and who have no direct or indirect financial interest in the operation of the Underwriting Agreement (the "Qualified Trustees"), at a meeting of Trustees called for the purpose of voting on such approval. This Agreement may also be terminated at any time, without payment of any penalty, by the Trust on sixty (60) days' written notice to the Underwriter, or by the Underwriter upon similar notice to the Trust. This Agreement may also be terminated by a party upon five (5) days' written notice to the other party in the event that the Commission has issued an order or obtained an injunction or other court order suspending effectiveness of the Registration Statement covering the Shares. Finally, this Agreement may also be terminated by the Trust upon five (5) days' written notice to the Underwriter provided either of the following events has occurred: (i) the NASD has expelled the Underwriter or suspended its membership in that organization; or (ii) the qualification, registration, license or right of the Underwriter to sell Shares in a particular state has been suspended or cancelled in a state in which sales of Shares during the most recent 12-month period exceeded 10% of all Shares sold by the Underwriter during such period.

         5. The compensation for the services of the Underwriter as a principal underwriter under this Agreement shall be:

         With respect to Class A Shares (i) that part of the sales charge which is retained by the Underwriter after allowance of discounts to dealers as set forth, if required, in the Registration Statement, including the Prospectus, filed with the Commission and in effect at the time of the offering, as amended, and (ii) those amounts payable to the Underwriter as reimbursement of expenses pursuant to any distribution plan for the Trust which may be in effect.

         With respect to Class B Shares (i) the Underwriter's Allocable Portion (as defined in Section 9) of the Distribution Fee, if any, payable from time to time to the Underwriter under the Trust's Class B Distribution Plan and (ii) the contingent deferred sales charge payable with respect to Class B Shares sold through the Underwriter as set forth in the Registration Statement, including the Prospectus, filed with the Commission and in effect at the time of the sale of such Class B Shares.

         With respect to Class C Shares (i) that part of any front-end sales charge which is retained by the Underwriter after allowance of discounts to dealers as set forth, if required, in the Registration Statement, including the Prospectus, filed with the Commission and in effect at the time of the offering, as amended, (ii) the Distribution Fee, if any, payable from time to time to the Underwriter under the Trust's Class C Distribution Plan and (iii) the contingent deferred sales charge payable with respect to Class C Shares sold through the Underwriter as set forth in the Registration Statement, including the Prospectus, filed with the Commission and in effect at the time of the sale of such Class C Shares.

         With respect to Class R Shares (i) the Distribution Fee, if any, payable from time to time to the Underwriter under the Trust's Class R Distribution Plan and (ii) sales charge payable, if any, with respect to Class R Shares sold through the Underwriter as set forth in the Registration Statement, including the Prospectus, filed with the Commission and in effect at the time of the sale of such Class R Shares.

         With respect to Class Y Shares, the Underwriter shall not be entitled to any compensation.

         With respect to any future class of Shares, the Underwriter shall be entitled to such consideration as the Trust and the Underwriter shall agree at the time such class of Shares is established.

Notwithstanding anything to the contrary herein, subsequent to the issuance of a Class B Share, the Trust agrees not to take any action to waive or change any contingent deferred sales charge (including, without limitation, by change in the rules applicable to conversion of Class B Shares into another class) in respect of such Class B Shares, except (i) as provided in the Trust's Prospectus or Statement of Additional Information in effect on December 15, 2005 (if any) or the Trust's Prospectus or Statement of Additional Information in effect on the date of the Trust's initial public offering of such Shares, if later, or
(ii) as required by a change in the 1940 Act and the rules and regulations thereunder, the Conduct Rules of the NASD or any order of any court or governmental agency enacted, issued or promulgated after the date of the Trust's Prospectus and Statement of Additional Information determined in clause (i) above. Neither the termination of the Underwriter's role as principal underwriter of the Class B Shares nor the termination of this Agreement nor the termination or modification of the Class B Distribution Plan shall terminate the Underwriter's right to the contingent deferred sales charge with respect to Class B Shares sold through said Underwriter or Class B Shares issued through one or a series of exchanges of shares of another investment company for which the Underwriter acts as principal underwriter, in each case with respect to Class B Shares or their predecessors initially issued prior to such termination or modification ("Pre-Amendment Class B Shares"). Except as provided in the preceding sentences and notwithstanding any other provisions of the Agreement or the Class B Distribution Plan, the Underwriter's entitlement to its Allocable Portion of the contingent deferred sales charge payable in respect of the Pre-Amendment Class B Shares shall be absolute and unconditional and shall not be subject to dispute, offset, counterclaim or any defense whatsoever, at law or equity, including, without limitation, any of the foregoing based on the insolvency or bankruptcy of such Underwriter.

         6. Notwithstanding anything to the contrary set forth in the Distribution Plan or this Agreement, the Trust agrees to comply with respect to Pre-Amendment Class B Shares (as such term is defined in the Distribution Plan) with the provision of Sections 1(b), (d), (g) and (h) and Section 4 and Section 6 of the Trust's Class B Distribution Plan as though such provision were set forth in this Agreement.

         7. Nothing contained herein shall relieve the Trust of any obligation under its management contract or any other contract with any affiliate of the Underwriter.

         8. Notwithstanding anything to the contrary set forth in the Class B Distribution Plan or this Agreement, the Trust acknowledges that the Underwriter may assign, sell or pledge (collectively, "Transfer") its rights to Distribution Fees and contingent deferred sales charges with respect to Class B Shares. Upon receipt of notice of such Transfer, the Trust shall pay to the assignee, purchaser or pledgee (collectively with their subsequent transferees, "Transferees"), as third party beneficiaries, such portion of the Distribution Fees and contingent deferred sales charges payable to the Underwriter as provided in written instructions (the "Allocation Instructions") from the Underwriter to the Trust and shall pay the balance, if any, to the Underwriter. In the absence of Allocation Instructions, the Trust shall have no obligations to a Transferee.

         9. Payments of the Distribution Fee and contingent deferred sales charges with respect to Class B Shares shall be allocated between the Underwriter (or its Transferee) and such co- or successor principal underwriter (each an "Allocable Portion"), as provided in the Allocation Procedures attached hereto.

         10. The parties to this Agreement acknowledge and agree that all liabilities arising hereunder, whether direct or indirect, of any nature whatsoever, including without limitation, liabilities arising in connection with any agreement of the Trust or its Trustees as set forth herein to indemnify any party to this Agreement or any other person, if any, shall be satisfied out of the assets of the Trust and that no Trustee, officer or holder of Shares shall be personally liable for any of the foregoing liabilities. The Trust's Agreement and Declaration of Trust, as it may be amended or restated from time to time, describes in detail the respective responsibilities and limitations on liability of the Trustees, officers and holders of Shares.

         11. This Agreement shall automatically terminate in the event of its assignment (as that term is defined in the 1940 Act).

         12. In the event of any dispute between the parties, this Agreement shall be construed according to the laws of The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers and their seals to be hereto affixed as of the day and year first above written.

                                   PIONEER SERIES TRUST V,
                                   on behalf of its series,

                                   Pioneer Global Select Equity Fund
                                   Pioneer High Income Municipal Fund
                                   Pioneer Oak Ridge All Cap Growth Fund
                                   Pioneer Select Research Growth Fund and
                                   Pioneer Select Research Value Fund

ATTEST:






By:   /s/ Dorothy E. Bourassa             By:    /s/ Osbert M. Hood
   -------------------------                  ----------------------------
      Dorothy E. Bourassa                        Osbert M. Hood
      Secretary                                  Executive Vice President





ATTEST:                                     PIONEER FUNDS DISTRIBUTOR, INC.





By:   /s/ Dorothy E. Bourassa            By:      /s/  Steven M. Graziano
   ------------------------------            -----------------------------
      Dorothy E. Bourassa                         Steven M. Graziano
      Clerk                                       Executive Vice President